                            SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

Filed by the Registrant / /

Filed by a party other than the Registrant /X/

Check the appropriate box:

/ /   Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/ /   Definitive Proxy Statement

/X/   Definitive Additional Materials

/ /   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12


                             TSI INCORPORATED
-------------------------------------------------------------------------------
             (Name of Registrant as Specified In Its Charter)


                             JJF GROUP, INC.
-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/   No fee required

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      (1)   Title of each class of securities to which transaction
            applies:
                    ---------------------------------------------------------

      (2)   Aggregate number of securities to which transaction
            applies:
                    ---------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            -----------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:
                                                            -----------------

      (5)   Total fee paid:
                           --------------------------------------------------

/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:
                                   ------------------------------------------

      (2)   Form, Schedule or Registration Statement No.:
                                                         --------------------

      (3)   Filing Party:
                         ----------------------------------------------------

      (4)   Date Filed:
                       ------------------------------------------------------

                                                         JJF GROUP, INC.

                                   WHEN WAS THE LAST TIME YOUR TSI SHARES
                                                  WERE WORTH $14.00 EACH?

                             [CHART]

                                                 VOTE NOW!

        Sign, Date and Return Your GREEN Proxy Card TODAY!

      JJF GROUP, INC.                      John J. Fauth
 333 South Seventh Street                  Chairman and Chief Executive Officer
        Suite 3100                         JJF Group, Inc.
Minneapolis, Minnesota 55402               [PHOTO]


Dear Fellow TSI Shareholders:

I am writing to tell you about an outstanding opportunity regarding our investment in TSI Incorporated. On July 9, 1999, JJF Acquisition, Inc., a subsidiary of the firm I own, JJF Group, Inc., announced that we intend to commence a tender offer for all TSI shares at $14.00 net per share. The offer is subject to certain terms and conditions, all of which are detailed in offering documents that we will mail shortly under separate cover. Meanwhile, I wanted to share some important facts about our tender offer and the proxy contest we have already initiated to secure representation on TSI's board of directors.

                           FACT 1: OUR OFFER IS REAL!
-----------------------------------------------------------------------------
In addition to contributing our own equity, we have arranged additional financing for the offer from The Bank of New York. Financing details will be included with the tender offer documents.

         FACT 2: A SUCCESSFUL PROXY CONTEST BOOSTS OUR TENDER PROSPECTS!
-----------------------------------------------------------------------------
TSI's board of directors can prevent JJF Acquisition from buying shares at $14.00 unless shareholders support our proposed slate for three director nominees and our bylaw and article amendment proposals. A successful proxy contest will help eliminate some obstacles to the tender offer -- and clearly show the board that shareholders want to take advantage of our offer.

                        FACT 3: ACT NOW! DON'T LOSE OUT!
-----------------------------------------------------------------------------
TSI's "just say NO" defense may be dangerous for shareholders. Consider these examples. After the Penzoil board said "NO" to an $84 per-share acquisition in 1997, its stock price has tumbled to less than $35 per share. Four years after declining a $56 per-share cash offer, Moore Corporation's shares now trade at about $25 per share. Don't let this happen to your investment in TSI!

                                                VOTE NOW FOR $14.00 PER SHARE!

                                          The TSI annual meeting is July 22 --
                                                little more than one week away!

IT'S UP TO YOU!
LET THE BOARD KNOW HOW YOU FEEL!
THE ANNUAL MEETING IS JULY 22ND!

PLEASE SIGN, DATE AND MAIL YOUR
GREEN PROXY CARD TODAY!

                              WHY THIS TENDER?
-----------------------------------------------------------------------------
TSI's stock performance has lagged far behind that of the major stock indexes over the past three years. We believe the stock has only appreciated in recent months after we began purchasing shares. JJF Group, Inc. currently owns approximately 9 percent of TSI's outstanding shares.

TSI's CEO, Mr. Doubles, argues that the Company is undervalued. In our opinion, TSI's board and management have failed to articulate a growth strategy to attract the investment community. The market's assessment of TSI's prospects warranted a stock price of just $7.875 per share before we began accumulating the stock. Can we be assured that TSI will not continue to be undervalued?


       "I HAVE NEVER BEFORE LAUNCHED A TENDER OFFER. MY GOAL IS STILL TO ACHIEVE A MUTUALLY BENEFICIAL PRIVATE SALE OF THE
       COMPANY.  TSI'S BOARD OF DIRECTORS HAS FORCED THIS CONTEST
          BY BEING COMPLACENT ABOUT TSI'S STOCK PERFORMANCE AND
              BY REPEATEDLY REFUSING TO DISCUSS OPTIONS FOR
                        ENHANCING SHAREHOLDER VALUE."


                 WHAT SHAREHOLDERS GAIN BY TENDERING
-----------------------------------------------------------------------------
As TSI's largest individual shareholder, I am intensely interested in realizing full value for all shareholders. Supporting the JJF proxy proposals and tender offer increase the prospects for shareholders to enjoy a significant, immediate return.

                            MY PLANS FOR TSI
-----------------------------------------------------------------------------
Contrary to the assertions of TSI's board, I am not pursuing this to "make a quick profit." Our strategic plan for TSI is designed to deliver what TSI's current leadership has been unable to deliver: enhanced shareholder value.
In addition, I will:

- keep the company in Minnesota,
- enhance the company's team, anchored by existing employees,
- provide clearer focus for product development,
- expand marketing prowess,
- align marketing and research and development strategies, and
- grow the business.

These strategies are similar to those we have successfully employed at our other companies.

                 ABOUT JJF GROUP, INC. AND JOHN J. FAUTH
-----------------------------------------------------------------------------
My investment firms have acquired on a friendly basis 19 companies since 1986, including two publicly held corporations, and started another 10 companies. I have provided resources to build these organizations and have never sold a business against the wishes of the management team.

         I URGE YOU TO VOTE YOUR GREEN PROXY CARD SUPPORTING OUR
         PROPOSALS AND TAKE ADVANTAGE OF OUR $14.00 NET PER-SHARE
      TENDER OFFER.  THIS IS OUR BEST CHANCE TO REALIZE AN IMMEDIATE,
          SIGNIFICANT PREMIUM FOR OUR MUTUAL INVESTMENT IN TSI.

BEST WISHES FOR YOUR CONTINUED INVESTMENT SUCCESS!

Sincerely,

/s/ John J. Fauth

Chairman and Chief Executive Officer
JJF GROUP, INC.

            -----------------------------
                   WE ARE OFFERING
                  $14.00 PER SHARE!
             THAT'S THE HIGHEST THEY'VE
                   EVER BEEN ON A
                  POST-SPLIT BASIS!
            -----------------------------


To take advantage of this offer,
just follow these steps.

- Please SIGN, MARK, DATE and MAIL your GREEN proxy card in the enclosed postage-paid envelope.

- If you wish to vote for the JJF nominees, you must return the GREEN proxy card, NOT TSI's proxy card.

- If you have already returned TSI's proxy card, you have every legal right to change your mind and vote FOR our nominees on the GREEN proxy card. Only your card with the latest date will count.

- If your shares are held for you by a bank or brokerage firm, only your bank or broker can vote your shares -- and only after receiving your instructions. Please instruct your bank or broker to vote FOR our nominees and our proposals on the GREEN proxy card.

- Time is short!  Please vote TODAY!

- If you have any questions or need assistance in voting your shares or changing your vote, please contact Beacon Hill Partners, Inc. at the toll-free number listed below.

                                                     Beacon Hill Partners, Inc.
                                                                90 Broad Street
                                                                     20th Floor
                                                      New York, New York  10004
                                                  CALL COLLECT:  (212) 843-8500
                                                CALL TOLL-FREE:  (800) 475-9320


                         YOUR VOTE IS IMPORTANT!  RETURN YOUR GREEN PROXY CARD!
                                             THE TSI ANNUAL MEETING IS JULY 22-
                                                LITTLE MORE THAN ONE WEEK AWAY!

                           JJF GROUP, INC.
                      333 South Seventh Street
                             Suite 3100
                     Minneapolis, Minnesota 55402
                           (612) 673-6700


                For more information about this offer, call

                  INFORMATION AGENT     DEALER MANAGER

         Beacon Hill Partners, Inc.     RJ Steichen & Co.
                    90 Broad Street     One Financial Plaza
                         20th Floor     120 South 6th Street, Suite 100
           New York, New York 10004     Minneapolis, Minnesota 55402

      CALL COLLECT:  (212) 843-8500     CALL COLLECT:  (612) 341-6200
    CALL TOLL-FREE:  (800) 475-9320     CALL TOLL-FREE: (800) 328-4836




                    VOTE NOW FOR $14.00 Per Share!


         Sign, Date and Return Your GREEN Proxy Card TODAY!

                     -C- 1999 JJF Group, Inc.